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                                                                    EXHIBIT 21.1


                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES



                                                              JURISDICTION
          NAME                                              OF INCORPORATION
          ----                                              ----------------

BICC Celcat, Cabos de Energia e Telecommunicaciones SA          Portugal
BICC General Cable S.A.                                         Spain
BICC General Finance Co. Limited                                England
BICC General Pyrotenax Cables Limited                           England
BICC Portugal SGPS S.A.                                         Madeira
General Cable Holdings New Zealand ULC                          New Zealand
Carol Cable Europe, Ltd.                                        England
Carol Cable, Ltd.                                               England
General Cable Canada, Ltd.                                      Ontario
General Cable Company                                           Nova Scotia
General Cable Corporation                                       Delaware
General Cable de Mexico del Norte, S.A. de C.V.                 Mexico
General Cable Holdings (Spain) SRL                              Spain
General Cable Holdings (UK) Limited                             England
General Cable Holdings de Mexico, S.A. de C.V.                  Mexico
General Cable Holdings, Incorporated                            Delaware
General Cable Industries, Inc.                                  Delaware
General Cable Industries, LLC                                   Delaware
General Cable New Zealand Limited                               New Zealand
General Cable Overseas Holdings, Inc.                           Delaware
General Cable Technologies Corporation                          Delaware
GK Technologies, Inc.                                           New Jersey
Marathon Manufacturing Holdings, Inc.                           Delaware
MLTC Company                                                    Delaware
Pyrotenax Cables Ltd.                                           Ontario
Telmag Internacional, S.A. de C.V.                              Mexico
Telmag, S.A. de C.V.                                            Mexico